APPLICATION FOR INDIVIDUAL LIFE INSURANCE

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD, CT 06104-2999
INDIVIDUAL LIFE OPERATIONS ADDRESS: [ P.O. BOX 64271 -- ST.            [LOGO]
PAUL, MINNESOTA 55164-0271]                                      THE HARTFORD

PART A

1. PROPOSED INSURED 1   Complete for all applications
---------------------------------------------------------------------------------------------------------------------------------

a. Name of Proposed Insured 1 (First, Middle, Last)      b. Date of Birth           c. State/Country of Birth       d. Gender
                                                                                                                    / / Male
                                                                                                                    / / Female
-----------------------------------------------------------------------------------------------------------------------------------

e. Residential Address (Permanent Physical          f. Mailing Address (if different from          g. Email Address
Address, unable to accept PO Box)                   Residential Address)
---------------------------------------------------------------------------------------------------------------------------------
h. Daytime Phone Number                             i. Evening Phone Number                        j. Alternate Phone Number
(          )                                        (          )                                   (          )
---------------------------------------------------------------------------------------------------------------------------------

k. Social Security Number    l. Driver's License, State ID    m. State/Country of      n. Expiration Date   o. Height  p. Weight
                             or Passport Number               Issue
--------------------------------------------------------------------------------------------------------------------------------

q. Employer          r. Occupation        s. Duties   t. Gross Annual Income                       u. Estimated Net Worth
--------------------------------------------------------------------------------------------------------------------------------

2. PROPOSED INSURED 2   Complete if applicable for Last Survivor or Term Rider
                        (If additional Term Rider applicants, use supplement)
---------------------------------------------------------------------------------------------------------------------------------

a. Name of Proposed Insured 2 (First, Middle, Last)      b. Date of Birth           c. State/Country of Birth       d. Gender
                                                                                                                    / / Male
                                                                                                                    / / Female
-----------------------------------------------------------------------------------------------------------------------------------

e. Residential Address (Permanent Physical          f. Mailing Address (if different from          g. Email Address
Address, unable to accept PO Box)                   Residential Address)
---------------------------------------------------------------------------------------------------------------------------------
h. Daytime Phone Number                             i. Evening Phone Number                        j. Alternate Phone Number
(          )                                        (          )                                   (          )
---------------------------------------------------------------------------------------------------------------------------------

k. Social Security Number    l. Driver's License, State ID    m. State/Country of  n. Expiration Date       o. Height  p. Weight
                             or Passport Number               Issue
--------------------------------------------------------------------------------------------------------------------------------

q. Employer          r. Occupation        s. Duties   t. Gross Annual Income                       u. Estimated Net Worth
--------------------------------------------------------------------------------------------------------------------------------

3. OWNER INFORMATION Complete if other than Proposed Insured 1 (or Proposed Insured 1 and 2 for Last Survivor Policies). Multiple Owners (equal shares only) will be considered tenants in common (no right of survivorship) unless otherwise noted.

a. Policy Owner Name and Residential Address (Permanent Physical Address, unable to accept  b. Social / Tax ID
PO Box)
c. Policy Owner Mailing Address (if different from Residential Address)                     d. Relationship to Proposed
                                                                                            Insured(s)
e. Email Address
-------------------------------------------------------------------------------------------------------------------------------

f. Driver's License, State ID or Passport     g. State/Country of Issue     h. Expiration Date    i. Owner is:
Number                                                                                            / / Individual -- Date of Birth
                                                                                                  / / Partnership / / Corporation
                                                                                                  / / Trust -- Date of Trust
                                                                                                  Trustee Name
-----------------------------------------------------------------------------------------------------------------------------------

4. BENEFICIARY INFORMATION      Complete for all applications. All multiple beneficiary designations will be equally divided unless otherwise indicated. You must use whole numbers only, no fractions or decimals.
                                Percentage totals must equal 100% (Example: 33 + 33 + 34)
-------------------------------------------------------------------------------------------------------------------------------

a. Primary Beneficiary Name(s) (If Trust include    b. Social / Tax ID         c. Relationship to         d. % of Benefit
Trustee name and Trust date) and Residential                                   Proposed Insured
Address
                                                    e. Date of Birth
-----------------------------------------------------------------------------------------------------------------------------------
f. Contingent Beneficiary Name(s) (If Trust         g. Social / Tax ID         h. Relationship to         i. % of Benefit
include Trustee name and Trust date) and                                       Proposed Insured
Residential Address
                                                    j. Date of Birth
-----------------------------------------------------------------------------------------------------------------------------------

5. PREMIUM / BILLING INFORMATION

a. Planned Annual Premium $    b. Premiums to be paid:  / / Annually    / / Semi-Annual                             / / Quarterly
                               / / Monthly Electronic Fund Transfer     / / Quarterly Electronic Fund Transfer
                               / / Single Premium
-----------------------------------------------------------------------------------------------------------------------------------

c. Billing Correspondence will be sent to the                                                 d. Special Requests / Requested
Policy Owner unless specified                                                                 Policy Date
/ / Proposed Insured 1                         / / Other (Provide Name, Mailing Address,
                                               Email Address -- must not be firm or broker)
---------------------------------------------------------------------------------------------------------------------------------

Part B

6. VARIABLE LIFE INSURANCE      Complete this section for Variable Life Insurance

[ A.   / /   HARTFORD LEADERS                     / /   HARTFORD LEADERS      / /   Other
             VUL LEGACY                                 VUL LIBERTY
----------------------------------------------------------------------------------------------

1.    Face Amount of Base Policy $         2.  Death Benefit Option (Choose One)
                                                 / /   Level (Option A)
                                                 / /   Return of Account Value (Option B)
                                                 / /   Return of Premium (Option C)
--------------------------------------------------------------------------------------------------------------

3.  OPTIONAL BENEFITS

      / /   Accelerated Death Benefit (for Terminal Illness)    / /   LifeAccess Accelerated Benefit Rider
            (Complete Policy Owner Disclosure Statement. Must         (Not available on Rider Insured. Complete
            be submitted with the application. If a signature         LifeAccess Accelerated Benefit Rider Application
            is required, it must be signed on or before the           Supplement and Policy Owner Disclosure Statement.
            date the application is signed)                           Must be signed on or before the date the
                                                                      application is signed and submitted with the
                                                                      application)
      / /   Accidental Death Benefit $                          / /   Owner Designated Settlement Option Rider
      / /   Child Rider $                                             (Complete Beneficiary Designation and Designated
            (Complete Child Rider Supplement)                         Settlement Option Form)
      / /   COLA Rider                                          / /   Term Rider $
      / /   DisabilityAccess Rider (Available on Proposed             (Proposed Insured 1)
            Insured 1 only)                                     / /   Term Rider $
            Monthly Benefit Amount $                                  (Proposed Insured 2. Complete Term Rider
            (Complete DisabilityAccess Rider Supplement)              Supplement)
                                                                      Waiver Rider -- Choose Only One:
            Guaranteed Benefit Rider -- Choose only one:        / /   Waiver of Specified Amount $
      / /   Guaranteed Minimum Accumulation Benefit Rider       / /   Deduction Amount Waiver
      / /   Guaranteed Paid Up Death Benefit Rider
                                                                / /   Other                                        ]

[ B.  / /   HARTFORD LEADERS VUL JOINT LEGACY                                / /   Other
            II
---------------------------------------------------------------------------------------------

1.    Face Amount of Base Policy $                        2.    Death Benefit Option (Choose One)
                                                                / /   Level (Option A)
                                                                / /   Return of Account Value (Option B)
                                                                / /   Return of Premium (Option C)
------------------------------------------------------------------------------------------------------------------------

3. OPTIONAL BENEFITS

 / /  Estate Protection Rider
 / /  LifeAccess Accelerated Benefit Rider
      (Complete LifeAccess Accelerated Benefit Rider Application Supplement and Policy Owner Disclosure
      Statement)
 / /  Owner Designated Settlement Option Rider
      (Complete Beneficiary Designation and Designated Settlement Option Form)
 / /  Other

Guaranteed Benefit Rider -- Choose only one:

/ /   Guaranteed Minimum Accumulation Benefit Rider
/ /   Guaranteed Paid Up Death Benefit Rider ]

7.  PROPOSED POLICY OWNER ACKNOWLEDGMENT FOR VARIABLE LIFE INSURANCE

                                                                                                             YES    NO
------------------------------------------------------------------------------------------------------------------------
A.    DO YOU BELIEVE THAT THIS POLICY WILL MEET YOUR INSURANCE NEEDS AND FINANCIAL OBJECTIVES?               / /    / /
B.    DO YOU UNDERSTAND THAT THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY, DEPENDING ON THE         / /    / /
      INVESTMENT PERFORMANCE OF THE VARIABLE ACCOUNTS IN THE SEPARATE ACCOUNT?
C.    DO YOU UNDERSTAND THAT THE POLICY VALUE MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT          / /    / /
      PERFORMANCE OF THE VARIABLE ACCOUNTS IN THE SEPARATE ACCOUNT, AND IS NOT GUARANTEED AS TO THE FIXED
      DOLLAR AMOUNT?
D.    DID YOU RECEIVE THE PRODUCT PROSPECTUS FOR THE POLICY APPLIED FOR?                                     / /    / /
------------------------------------------------------------------------------------------------------------------------

8.   UNIVERSAL LIFE INSURANCE                  Complete this section for Universal Life Insurance
----------------------------------------------------------------------------------------------------------------

[ A.   / /   HARTFORD BICENTENNIAL                / /   HARTFORD FOUNDERS     / /   Other
             UL FREEDOM                                 PLUS UL*
----------------------------------------------------------------------------------------------

* Complete the Hartford Founders Plus UL Disclosure Supplement to Application which must be signed on or before the date the application is signed and submitted with the application

1.    Face Amount of Base Policy $                   2.  Death Benefit Option (Choose One)
                                                           / /   Level (Option A)
                                                           / /   Return of Account Value (Option B)
                                                           / /   Return of Premium (Option C)
---------------------------------------------------------------------------------------------------------

      3.    OPTIONAL BENEFITS -- VERIFY PRODUCT AVAILABILITY    / /   LifeAccess Accelerated Benefit Rider (Not
            AND SELECT ONLY AS ILLUSTRATED ON THE LIFE                available on Rider Insured. Complete LifeAccess
            INSURANCE ILLUSTRATION:                                   Accelerated Benefit Rider Application Supplement
                                                                      and Policy Owner Disclosure Statement. Must be
                                                                      signed on or before the date the application is
                                                                      signed and submitted with the application)
      / /   Accelerated Death Benefit (for Terminal Illness)    / /   LongevityAccess Rider
            (Complete Policy Owner Disclosure Statement. Must
            be submitted with the application. If a signature
            is required, it must be signed on or before the
            date the application is signed)
      / /   Accidental Death Benefit $                          / /   Owner Designated Settlement Option Rider (Complete
                                                                      Beneficiary Designation and Designated Settlement
                                                                      Option Form)
      / /   Child Rider $                                       / /   Term Rider $
            (Complete Child Rider Supplement)                         (Proposed Insured 2 only. Complete Term Rider
                                                                      Supplement)
      / /   COLA Rider
      / /   DisabilityAccess Rider (Proposed Insured 1 only)
            Monthly Benefit Amount $
            (Complete DisabilityAccess Rider Supplement)
      / /   Extended Value Option                                     Waiver Rider -- Choose Only One:
                                                                / /   Waiver of Specified Amount $
                                                                / /   Deduction Amount Waiver
                                                                / /   Other
------------------------------------------------------------------------------------------------------------------------

4. *FOUNDERS PLUS UL -- ACCOUNT SELECTION -- SELECT ONE -- Complete only if applying for the Hartford Founders Plus UL product (with or without the EVO Option)

Indicate below where you want to direct all of your net premiums and loan repayments:

 / /  Fixed Account     / /  Plus Account

If the Fixed Account is selected, Net Premium and loan repayments received by us are allocated to the Fixed Account and remain in the Fixed Account. If the Plus Account is selected, Net Premium and loan repayments received by us are allocated first to the Fixed Account. Then, the portion of Account Value in the Fixed Account attributable to Net Premium and loan repayments received by us during a given month will be transferred to the Plus Account on the next available Transfer Date following the end of that month. IF NO ACCOUNT IS SELECTED, THE FIXED ACCOUNT WILL SERVE AS THE DEFAULT CHOICE, UNTIL WE RECEIVE FURTHER INSTRUCTIONS FROM YOU. ]

[ B.  / /   HARTFORD BICENTENNIAL UL JOINT                         / /   Other
            FREEDOM II
-----------------------------------------------------------------------------------

1.    Face Amount of Base Policy $                   2.  Death Benefit Option (Choose One)
                                                           / /   Level (Option A)
                                                           / /   Return of Account Value (Option B)
                                                           / /   Return of Premium (Option C)
--------------------------------------------------------------------------------------------------------------

3.  OPTIONAL BENEFITS

/ /   Estate Protection Rider                             / /   LifeAccess Accelerated Benefit Rider (Complete
                                                                LifeAccess Accelerated Benefit Rider Application
                                                                Supplement and Policy Owner Disclosure Statement.
                                                                Must be signed on or before the date the
                                                                application is signed and submitted with the
                                                                application)
/ /   Owner Designated Settlement Option Rider (Complete  / /   Other    ]
      Beneficiary Designation and Designated Settlement
      Option Form)
------------------------------------------------------------------------------------------------------------------

[ c    / / HARTFORD FRONTIER INDEXED UL                                                  / /    Other
       (Complete the Disclosure Supplement to Application which must be signed on or before the date the application is signed and submitted with the application)
------------------------------------------------------------------------------------------------------------------------------

1.    Face Amount of Base Policy $                            2.  Death Benefit Option (Choose One)
                                                                    / /   Level (Option A)
                                                                    / /   Return of Account Value (Option B)
                                                                    / /   Return of Premium (Option C)
---------------------------------------------------------------------------------------------------------------------------------

3.  OPTIONAL BENEFITS

      / /   Accelerated Death Benefit (for Terminal Illness)          / /   LifeAccess Accelerated Benefit Rider
            (Complete Policy Owner Disclosure Statement. Must               (Not available on Rider Insured. Complete
            be submitted with the application. If a signature               LifeAccess Accelerated Benefit Rider Application
            is required, it must be signed on or before the                 Supplement and Policy Owner Disclosure Statement.
            date the application is signed)                                 Must be signed on or before the date the
                                                                            application is signed and submitted with the
                                                                            application)
      / /   Accidental Death Benefit $                                / /   Owner Designated Settlement Option Rider
      / /   Child Rider $                                                   (Complete Beneficiary Designation and Designated
            (Complete Child Rider Supplement)                               Settlement Option Form)
      / /   COLA Rider                                                / /   Term Rider $
      / /   DisabilityAccess Rider (Proposed Insured 1 only)                (Proposed Insured 2 only. Complete Term Rider
            Monthly Benefit Amount $                                        Supplement)
            (Complete DisabilityAccess Rider Supplement)
      / /   Extended Value Option                                           Waiver Rider -- Choose Only One:
                                                                      / /   Waiver of Specified Amount $
                                                                      / /   Deduction Amount Waiver
                                                                      / /   Other

HARTFORD FRONTIER INDEXED UL -- AUTOMATIC TRANSFER AND REALLOCATION AT SEGMENT MATURITY INSTRUCTIONS -- Complete only if applying for the Hartford Frontier Indexed UL product (with or without the EVO Option)
------------------------------------------------------------------------------------------------------------------------------------

1. Automatic Transfer Instructions -- Premium Payments and/or Loan Repayments (REQUIRED)

       -  You must indicate below* how you want your Net Premiums and loan repayments directed between the Fixed Account and the Index Account.
       -  Net Premium and loan repayments received by us are allocated first to the Fixed Account. Amounts received at least two (2) business days prior to a scheduled transfer date ("Sweep Transaction Date") are transferred from the Fixed
          Account to the Index Account on the Sweep Transaction Date based on these instructions.
       -  If, on the Sweep Transaction Date, the Fixed Account value eligible for transfer is less than the Net Premium and loan repayments eligible for automatic transfer, the automatic transfer percentage indicated below will instead be applied against the Fixed Account value eligible for transfer on that date.
       -  Percentages must be in whole numbers and the sum of the percentages must equal 100%.

           INDEX ACCOUNT:                      % (1 Year Point-to-Point with Cap using S&P 500(R))
           FIXED ACCOUNT:                      %
                   TOTAL:                      % (Must equal 100%)

*IF NO PERCENTAGES ARE LISTED ABOVE, 100% OF THE ACCOUNT VALUE WILL REMAIN IN THE FIXED ACCOUNT.
-------------------------------------------------------------------------------------------------------------------------------

2. Segment Maturity Re-allocation Instructions* (OPTIONAL). Percentages must be in whole numbers and the sum of the percentages must equal 100%.

                 Transfer                      % to the Index Account (1 Year Point-to-Point with Cap using S&P 500(R) )
                 Transfer                      % to the Fixed Account
                  TOTAL :                      % (Must equal 100%)

* IF NO PERCENTAGES ARE LISTED ABOVE, 100% OF THE VALUE OF THE MATURING SEGMENT WILL BE REALLOCATED TO THE SAME INDEX
ACCOUNT (SUBJECT TO AVAILABILITY) AS THE MATURING SEGMENT AND A NEW SEGMENT WILL BE CREATED OF THE SAME TYPE AND DURATION.
IF A NEW SEGMENT WITHIN THE SAME INDEX ACCOUNT IS NOT AVAILABLE, THE MATURING SEGMENT'S VALUE WILL BE REALLOCATED TO THE
FIXED ACCOUNT. ]
-----------------------------------------------------------------------------------------------------------------------------------

9.      WHOLE LIFE INSURANCE   Complete this section for Whole Life Insurance
-------------------------------------------------------------------------------------------------------------------------------

[ a.    / /   HARTFORD EXTRAORDINARY WHOLE LIFE                            / /  Other

1.     Face Amount of Base Policy   $

2.      OPTIONAL BENEFITS

        / /  Owner Designated Settlement Option Rider  / /  Qualified Plan Rider

        (Complete Beneficiary Designation and Designated                   / /  Other                        ]
        Settlement Option Form)

10.     TERM LIFE INSURANCE Complete this section for Term Life Insurance
-------------------------------------------------------------------------------------------------------------------------------

[ a.  / /  ANNUAL RENEWABLE TERM     1. Face Amount $

2.      OPTIONAL BENEFITS

        / /  Other                    ]

11.     MULTIPLE POLICIES ON PROPOSED INSURED 1 OR PROPOSED INSURED 2  Complete this section for Additional Coverage on
        Proposed Insured 1 or Proposed Insured 2
-------------------------------------------------------------------------------------------------------------------------------

a.    / /  Additional Term Coverage on Proposed Insured 1 or Proposed Insured 2
           (Complete Additional Coverage Supplement for each insured applying for additional coverage)
b.    / /  Additional Permanent Coverage on Proposed Insured 1 or Proposed Insured 2
           (Complete Additional Coverage Supplement for each insured applying for additional coverage)
c.    / /  Last Survivor/Single Life with LifeAccess on Proposed Insured 1 or Proposed Insured 2
           (Complete Additional Coverage Supplement, LifeAccess Accelerated Benefit Rider Application Supplement and
           Policy Owner Disclosure Statement for each insured applying for additional coverage. Disclosure Statement must be signed on or before the date the application is signed and submitted with the application)

PART C

12. NICOTINE USE   Complete for all applications
---------------------------------------------------------------------------------------------------------------------------

Provide details below. Add comments in Section 16 if more     Proposed Insured 1              Proposed Insured 2
space is needed.

a.   Within the past 5 years, have you used any form of     Within 12 mos.    / / Yes          Within 12 mos.    / / Yes
     tobacco, nicotine or nicotine replacement therapy
     (for example -- cigarette, cigar, pipe, chewing        Within 3 years    / / Yes          Within 3 years    / / Yes
     tobacco,
     Nicorette gum, nicotine patch, or nasal spray)?        Within 5 years    / / Yes  / / No  Within 5 years    / / Yes  / / No

b.   If "Yes", list type(s) and amount used per day.

     Proposed Insured   1:  Type(s)               Amount
     Proposed Insured   2:  Type(s)               Amount

13. GENERAL INFORMATION   Complete for all applications
---------------------------------------------------------------------------------------------------------------------------

PROVIDE DETAILS TO "YES" ANSWERS IN SECTION 16                                           Proposed Insured 1  Proposed Insured 2

a.   Are you a U.S. Citizen? If not a U.S. Citizen, what type of visa do you have?         / / Yes / / No      / / Yes / / No
b.   Have you ever engaged in or within the next two years do you plan to engage in any    / / Yes / / No      / / Yes / / No
     aviation activity, other than as a fare-paying passenger? (If "Yes", complete
     Aviation Supplement)
c.   In the past two years, did you participate in, or do you have plans within the next   / / Yes / / No      / / Yes / / No
     two years to participate in skin or scuba diving; land or water vehicle competition or racing (including professional auto racing or any drag racing); sky diving, hang gliding or ballooning; rock or mountain climbing; or base jumping? (If "Yes", complete Avocation Supplement)
d.   Have you had insurance rejected or offered with an extra premium or rated?            / / Yes / / No      / / Yes / / No

13. GENERAL INFORMATION (CONTINUED) Complete for all applications

-------------------------------------------------------------------------------------------------------------------------------
e.  Do you plan to travel or reside outside the United States within the next two        / / Yes   / / No    / / Yes   / / No
    years? (If "Yes", state when, where and how long)
f.  Has your driver's license ever been suspended or revoked?                            / / Yes   / / No    / / Yes   / / No
g.  Within the past 3 years, have you been convicted of, pled guilty or no contest to    / / Yes   / / No    / / Yes   / / No
    three or more moving violations and/or accidents?
h.  Within the past 5 years, have you been convicted of, pled guilty or no contest to    / / Yes   / / No    / / Yes   / / No
    driving under the influence of alcohol and/ or drugs?
i.  Have you ever been convicted of, or pled guilty or no contest to a Felony or         / / Yes   / / No    / / Yes   / / No
    Misdemeanor other than a minor traffic violation?
j.  For questions g, h and i above, do you currently have charges outstanding or         / / Yes   / / No    / / Yes   / / No
    violations pending? (If so, list details in Section 16)
k.  Are you a member, or have you entered into a written agreement to become a member    / / Yes   / / No    / / Yes   / / No
    of the armed forces, including the reserves?
l.  During the past 5 years, have you been advised by a physician or health care         / / Yes   / / No    / / Yes   / / No
    provider to cease or limit excessive alcohol consumption?
m.  Is all or any part of the initial or future premium payments for this life           / / Yes   / / No    / / Yes   / / No
    insurance policy directly or indirectly being financed by an unrelated third party
    (individual or entity), or part of any loan arrangement? (If "Yes", provide details in Section 16 including the name of the program, vendor and/or lender being used.)
n.  Is the life insurance policy being applied for an "employer-owned life insurance     / / Yes   / / No    / / Yes   / / No
    contract" under IRC Section 101(j)? (See Employer-Owned Life Insurance information form at the end of this Application for more information)
o.  During the past 5 years, have you consulted with, or been treated, examined or advised by a physician or health care provider for any reason? (If "Yes", provide the physician or medical facility's name and address, date, reason for visit and diagnosis or advice of the visit in the space provided below. If additional space is needed, provide details in Section 16)
-------------------------------------------------------------------------------------------------------------------------------

p.  Insured Name                    Reason for Visit
    Date of Visit                   Diagnosis or Advice
    Physician Name
    Physician Address                                                 Phone (    )
q.  Insured Name                    Reason for Visit
    Date of Visit                   Diagnosis or Advice
    Physician Name
    Physician Address                                                 Phone (    )
r.  Insured Name                    Reason for Visit
    Date of Visit                   Diagnosis or Advice
    Physician Name
    Physician Address                                                 Phone (    )
-----------------------------------------------------------------------------------------------------------------------------------

14. GENERAL INFORMATION -- AGE 70 AND OVER SECTION

    Provide details to "Yes" answers in section below. If additional space is needed, please provide in Section    Yes        No
    16
a.  Has any Proposed Insured undergone or is considering undergoing any life expectancy evaluation and/or          / /       / /
    calculation as well as any analysis of the Ins ured's expected mortality from an individual or entity other than The Hartford in connection with this application for this policy? (If "Yes", please provide details below)
b.  Has the Proposed Policy Owner or any Proposed Insured(s) been offered or promised any incentive (financial     / /       / /
    or otherwise) as an inducement to apply for the proposed policy such as (but not limited to) zero cost or no cost life insurance or other cash payments? (If "Yes", please provide details below)
-----------------------------------------------------------------------------------------------------------------------------------

    Provide details to "Yes" answers in section below. If additional space is needed, please provide in Section    Yes        No
    16
c.  Has the Proposed Policy Owner or any Proposed Insured had any discussions about establishing an ownership      / /       / /
    or beneficiary designation, either now or in the future, which would provide beneficial interest from this policy to individuals or entities that do not have an insurable interest in the life of the Proposed
    Insured(s)? (This would include, but not be limited to, any discussions regarding a change in beneficial interest within a trust.) Essentially, insurable interest would require that the individuals be related by blood or marriage, hold a substantial interest engendered by love and affection, have a legal and substantial economic interest in the continued life of the insured(s), or have a business relationship that is not enhanced in value by the death of the insured(s). (If "Yes", provide details below)
d.  Is the Proposed Policy Owner or any Proposed Insured(s) considering assigning or transferring rights or        / /       / /
    interest in this policy now or in the future, including ownership or beneficiary interests, to an investor, stranger or unrelated third party such as (but not limited to) a collateral assignment, life settlement, viatical, bank, and/or lending or investment company? (If "Yes", provide details below)
e.  Has the Proposed Policy Owner or any Proposed Insured(s) had any discussions or are considering entering       / /       / /
    into any arrangements that requires or allows the Proposed Policy Owner to relinquish ownership (either now or in the future) in the ownership arrangement of the policy or, if ownership of the proposed policy will be a trust, amend the trust arrangement after the proposed policy is issued? (If "Yes", provide details below)
f.  Is the proposed policy being purchased at the request of or for the benefit of an investor, stranger or        / /       / /
    unrelated third party? (If "Yes", provide details below)
    Details to "Yes" answers for Section 14. If additional space is needed, use Section16
-----------------------------------------------------------------------------------------------------------------------------------

15. LIFE INSURANCE IN FORCE AND PENDING Complete for all applications

    Provide details to "Yes" answers in section below. If additional space is needed, please provide in Section  Yes       No
    16
a.  Do any of the Proposed Insured(s) have existing life insurance and/or annuities in force on his or her       / /       / /
    life? This includes any policies that may have been transferred, assigned or sold to a third party. (If
    "Yes", provide details below)
b.  Do any of the Proposed Insured(s) have any life insurance applications or inquiries pending with any other   / /       / /
    carrier? This includes applications or inquiries that are bound by a temporary insurance agreement or conditional receipt. (If "Yes", provide details below)
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

15.  LIFE INSURANCE IN FORCE AND PENDING (CONTINUED)               Complete for all applications
------------------------------------------------------------------------------------------------------

Provide details to "Yes" answers in section below. If additional space is needed, please provide in Section 16   Yes    No
----------------------------------------------------------------------------------------------------------------------------

c.     Is the insurance under this application intended to replace or change any existing life insurance or        / /    / /
       annuity contract (including any applications bound by a temporary insurance agreement or conditional receipt) that the Proposed Insured(s) may have with The Hartford or any other carrier?

       If "Yes", provide replacement details below including whether the replacement is intended to qualify as a
       1035 Exchange. Replacement includes (but is not limited to) the assignment, sale or transfer of a life insurance policy or annuity to a third party, a reduction in policy face amount or value, or the lapse, surrender or termination of a policy, up to 6 months prior or 13 months after policy issue.

       NOTE: ANY POLICY ISSUED BY THE HARTFORD WILL CONTAIN A SUICIDE EXCLUSION PROVISION AND A PROVISION
       ALLOWING FOR A TWO-YEAR PERIOD IN WHICH TO CONTEST THE VALIDITY OF THE POLICY ON THE BASIS OF APPLICATION
       MISSTATEMENTS (SUBJECT TO ANY CREDIT FOR THE PERIOD OF TIME THAT HAS ELAPSED UNDER THE REPLACED POLICY'S
       OR CONTRACT'S INCONTESTABILITY AND SUICIDE PERIOD UP TO THE FACE AMOUNT OF THE EXISTING POLICY, IF
       PROVIDED FOR IN STATE LAW). IN REPLACING AN EXISTING POLICY, YOU SHOULD CONSIDER THE FACT THAT NEW
       SUICIDE AND CONTESTABILITY PERIODS WILL APPLY.
------------------------------------------------------------------------------------------------------------------------------

d.
       Company                                Policy Number
       To Be Replaced?     / / Yes   / / No   1035 Exchange?      / / Yes   / / No

       Insured Name

       Amount                                 Year Issued

       Type   / / Individual  / / Business  / / Group
--------------------------------------------------------------------------------------------------------------------------

e.
       Company                                Policy Number
       To Be Replaced?     / / Yes   / / No   1035 Exchange?      / / Yes   / / No

       Insured Name

       Amount                                 Year Issued

       Type   / / Individual  / / Business  / / Group
--------------------------------------------------------------------------------------------------------------------------

16.    ADDITIONAL INFORMATION/DETAILS   Indicate question number(s) or reason for additional information. If additional space is needed, attach additional sheet. Such additional sheet will become part of the Application.
--------------------------------------------------------------------------------------------------------------------------

PART D

17.  AUTHORIZATION TO OBTAIN, RELEASE AND DISCLOSE INFORMATION

I, an undersigned Proposed Insured, authorize Hartford Life and Annuity Insurance Company ("The Hartford") to complete a Personal History Interview and to obtain an Investigative Consumer Report on me (and on my minor children who are Proposed Insureds). Further, I authorize the release of any medical or non-medical information that relates to me (and my minor children who are Proposed Insureds) that is necessary for The Hartford to underwrite my application, to service the policy that may be issued in connection with the application or to determine my eligibility and/or The Hartford's obligations under the policy. The medical and/or non-medical information shall include, but not be limited to: (1) past or current health conditions including illnesses, sicknesses, diseases, disabilities, disorders, accidents, injuries, and drug prescriptions; (2) confinements in any hospital, medical facility, VA facility or medical clinic; (3) outpatient treatment in any hospital, hospital emergency room, medical facility, VA facility or medical clinic; (4) treatment for alcohol abuse, drug abuse or mental health protected by Federal Law; (5) other life insurance policies or coverages which may be currently applied for or in force on my life or the lives of my minor children; (6) motor vehicle violations; and
(7) financial information.

I authorize any person or organization that has such medical or non-medical information to release this information. This includes any doctor, medical professional, health practitioner, therapist, counselor, hospital, clinic or any other medically related facility, pharmacy benefit manager, VA facility or medical clinic, other insurance company, reinsurer, any entity or person that evaluates a person's expected mortality or life expectancy, life settlement company, consumer reporting firm, employer, accountant, motor vehicle division or the MIB, Inc. (formerly known as the Medical Information Bureau). This information may be released to The Hartford or its legal representative. However, I understand that the MIB, Inc. will release records of information only to The Hartford.

I understand that The Hartford may disclose the information in its file(s) to its reinsurer(s), other insurance companies, other persons and/or organizations performing business functions on behalf of The Hartford, or as required by law, including any mandated reporting to state agencies. I authorize The Hartford, or its reinsurers, to make a brief report of my personal health information to the MIB, Inc. I understand that I may request details about any of the information gathered about me or my minor children which relates to this application and that such requested information and the identity of the source of the information shall be released to me or in the case of medical information, to a licensed medical person of my choice.

I agree that a photocopy of this authorization is as valid as the original and understand that I may receive a copy of this authorization upon request. I also agree that this authorization shall be valid for [thirty (30)] months from the date shown below. This authorization may be revoked upon written request, except to the extent that action has already been taken. However, I understand that revocation may be a basis for denying my insurance application and/or coverage and benefits. I also acknowledge receipt of The Hartford's Notice of Insurance Information Practices.

18. AUTHORIZATION TO RELEASE AND DISCLOSE INFORMATION TO INSURANCE PRODUCER

I/We, an undersigned Proposed Insured and Owner (if different), hereby authorize Hartford Life and Annuity Insurance Company ("The Hartford"), to provide information about the applied-for policy and this Life Insurance Application to the writing insurance producer and the insurance producers/agencies being compensated as a result of this policy. This information shall include, but not be limited to, personal information about me (and my minor children who are Proposed Insureds), copies of correspondence from The Hartford and web access to policy information. Additionally, I authorize the servicing insurance producer to assist The Hartford in maintaining information about my policy, such as providing updated address information and administering normal servicing producer functions allowed by The Hartford.

I agree that a photocopy of this authorization is as valid as the original and understand that I may receive a copy of this authorization upon request. I also agree that this authorization shall be valid until the earlier of the time of my death or until I notify The Hartford otherwise by appointing a different servicing producer or removing the servicing producer.

19. DECLARATIONS AND SIGNATURES Complete for all applications

Each of the undersigned Proposed Insured(s) and Owner declare, understand and agree that:

1. All statements and answers contained in this application, together with any amendments and supplements, are complete and true to the best of our knowledge and belief.

2. The statements and answers set forth in this application and any amendments and supplements, are the basis for any insurance policy that may be issued. Owner, if not a Proposed Insured, adopts and ratifies such statements and answers.

3. A copy of the application and any amendments and supplements shall be attached to and be made a part of the policy, if issued.

4. The insurance policy applied for will take effect only if the Proposed Insured(s) is/are living, any amendments to the application are properly signed (in capacity if applicable), all answers set forth in the application, together with any amendments and supplements, continue to be true and complete at the time the policy is delivered, and the first full modal premium is received.

5. In the event The Hartford receives premium after the date this Application is signed, but prior to delivery of the applied-for insurance policy, The Hartford will provide coverage, commencing with the receipt of premium, identical to that of the applied-for policy (including coverage limitations) until the earlier of the date the applied-for policy is delivered to the Owner(s), or The Hartford refunds the premium, PROVIDED
     (a) such premium is no less than the first full modal premium; (b) The Hartford has documented In Writing in our underwriting approval form our final unconditional underwriting approval; and (c) the underwriting approved coverage is the same or greater than as applied-for (including supplemental benefits) as reflected in the signed application or application amendment in our underwriting files.

6. Only an officer of The Hartford can make, modify, alter or discharge the terms of the application amendments, supplements and policy, or waive any of The Hartford's rights or requirements.

7. Subject to the policy's Incontestability provision, if any answers on this application, or any amendment or supplement, are incorrect or untrue, The Hartford will have the right to deny benefits or rescind the policy.

8. If the proposed policy is an "employer-owned life insurance contract" under IRC Section 101(j), in order for the death benefits to be fully federal income-tax free, a certification will be required at the time of a death claim that (1) the notice and consent requirements were fulfilled BEFORE the policy was issued, and (2) an exception under section 101(j)(2) applies. See the Employer-Owned Information Form at the end of this Application for more information.

ANY PERSON WHO KNOWINGLY PRESENTS A FALSE STATEMENT IN AN APPLICATION FOR INSURANCE MAY BE GUILTY OF A CRIMINAL OFFENSE AND SUBJECT TO PENALTIES UNDER STATE LAW.

Application Signed At                                         /
                       CITY                                      STATE

1.                                                       Date Signed               /           /
     Signature of Proposed Insured 1                                      Month       Day         Year
     (Parent or Guardian if under 15 years of age)
2.                                                       Date Signed               /           /
     Signature of Proposed Insured 2                                      Month       Day         Year
     (Parent or Guardian if under 15 years of age)
3.                                                       Date Signed               /           /
     Signature and Title of Owner(s) if other than                        Month       Day         Year
     Proposed Insured(s)
4.                                                       Date Signed               /           /
     Additional Owner Signature and Title                                 Month       Day         Year
5.                                                       Date Signed               /           /
     Additional Owner Signature and Title                                 Month       Day         Year
6.
     Print Name of Licensed Insurance Producer
7.                                                       Date Signed               /           /
     Signature of Licensed Insurance Producer                             Month       Day         Year